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                                                                     Exhibit 3.2



                           THIRD AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            DOV PHARMACEUTICAL, INC.

         DOV Pharmaceutical, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is DOV Pharmaceutical, Inc. The date of the filing of its original Certificate of Incorporation with the Delaware Secretary of State was November 2, 2000, under the name DOV Pharmaceutical, Inc, and was amended and restated by the Corporation's Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on November 20, 2000. The Amended and Restated Certificate of Incorporation was amended and restated by the Corporation's Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on August 30, 2001, which was amended by the First Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on March __, 2002 (the Second Amended and Restated Certificate of Incorporation as amended by the First Certificate of Amendment shall be referred to herein as the "Second Amended and Restated Certificate").

         2. This Third Amended and Restated Certificate of Incorporation (the "Certificate") amends, restates and integrates the provisions of the Second Amended and Restated Certificate, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL").

         3. The text of the Second Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.


                                    ARTICLE I

         The name of the Corporation is DOV Pharmaceutical, Inc.


                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

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                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                   ARTICLE IV

                                  CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have authority to issue is Seventy Million Fifty-Five Thousand (70,055,000), of which (i) Sixty Million (60,000,000) shares shall be a class designated as common stock, par value $.0001 per share (the "Common Stock"), (ii) three hundred fifty four thousand six hundred forty three (354,643) shares shall be a class designated as series B convertible preferred stock, par value $1.00 per share (the "Series B Preferred"), (iii) one million seven hundred fifty thousand (1,750,000) shares shall be designated as series C convertible preferred stock, par value $1.00 per share (the "Series C Preferred"), (iv) one million four hundred thousand (1,400,000) shares shall be a class designated as series D convertible preferred stock, par value $1.00 per share the ("Series D Preferred"), (v) six million five hundred fifty thousand three hundred fifty seven (6,550,357) shares shall be a class designated as undesignated preferred stock, par value $1.00 per share (the "Undesignated Preferred Stock" and, together with the Series B Preferred, Series C Preferred and the Series D Preferred, the "Preferred Stock").

         The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Preferred Stock (subject to the terms of any outstanding Preferred Stock and except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

         The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

                                 A. COMMON STOCK

                  Subject to all the rights, powers and preferences of the outstanding Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Undesignated Preferred Stock):

         1. VOTING RIGHTS. The holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the "Directors") and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; PROVIDED, HOWEVER, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers,


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preferences, rights or other terms of one or more outstanding series of
Undesignated Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

         2. DIVIDENDS. Dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board or any authorized committee thereof; and

         3. LIQUIDATION. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

                           B. SERIES B PREFERRED STOCK

         1. DESIGNATION AND NUMBER OF SHARES. The shares of such series shall be designated as "Series B Preferred Stock" ("Series B Preferred"). The number of shares constituting Series B Preferred shall be 354,643.

         2. VOTING RIGHTS. The holders of Series B Preferred Stock shall have the following voting rights:

                  (a) So long as the holders of Series B Preferred Stock own at least 10% of the capital stock of the Corporation, the holders of Series B Preferred Stock, as a class, shall be entitled to nominate and elect one director to the Board. Such director shall be elected by the affirmative vote of a majority of the shares of Series B Preferred Stock cast at a special meeting of such holders called for that purpose, and any vacancy of such Board seat shall be filled by a vote of such holders. This director shall have votes equal to 9.9% of all votes that may be cast at a meeting of the Board (including the vote of the director elected by the holders of Series B Preferred Stock).

                  (b) Except as provided herein or by applicable law, holders of Series B Preferred shall have no voting power and shall not be entitled to receive notice of any meetings of the Corporation's stockholders. Further, except as provided herein or by applicable law, the consent of the holders of Series B Preferred shall not be required to authorize or take any corporate action. In cases where a provision of law expressly confers the right to vote upon the holders of Series B Preferred, the holders of Series B Preferred shall vote separately as a class and each holder of Series B Preferred shall be entitled to one vote for each full share of Series B Preferred held by such holder.

         3. CONVERSION RIGHTS. Each holder of Series B Preferred shall have conversion rights as follows (the "Series B Conversion Right"):

                  (a) SERIES B CONVERSION RATE. Each share of Series B Preferred shall, initially, convert into one (1) share of Common Stock; PROVIDED, that the rate at which each share


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of Series B Preferred shall convert into Common Stock shall be adjusted from time to time as provided in this Section A.3 (such conversion rate, as adjusted as of the relevant time of determination, the "Series B Conversion Rate").

                  (b) OPTIONAL CONVERSION. At any time, upon the affirmative vote of the holders of 75% or more of the Series B Preferred then outstanding (such consenting holders, collectively, the "Series B Consenting Holders"), all shares of Series B Preferred then outstanding shall be convertible, without payment of any additional consideration by the holder thereof, into fully paid and non-assessable shares of Common Stock at the then applicable Series B Conversion Rate.

                  (c) MECHANICS OF CONVERSION. In order to exercise the Series B Conversion Right pursuant to Section A.3(b), the Series B Consenting Holders shall collectively provide written notice (the "Series B Conversion Notice") to the Corporation at its principal place of business, setting forth (i) such holders' intent to exercise the Series B Conversion Right, and (ii) the proposed date for such exercise (the "Series B Conversion Date"). Promptly (but in no event more than two (2) business days) following its receipt of the Series B Conversion Notice, the Corporation shall forward a copy of the Series B Conversion Notice to each holder of Series B Preferred who or which has not consented to the exercise of the Series B Conversion Right by the Series B Conversion Notice, at such holder's address as set forth in the records of the Corporation. On the Series B Conversion Date, each holder of Series B Preferred shall tender to the Corporation for cancellation certificates (collectively, the "Tendered Certificate") representing all of such holder's shares of Series B Preferred, and the Corporation shall, substantially concurrently, against receipt of such Tendered Certificate, cause to be delivered to such holder a number of shares of Common Stock (or other securities or property, as the case may be, pursuant to Section A.4(a)) as calculated pursuant to Section A.3(b) above. Each such holder and the Corporation shall take all other necessary or appropriate actions in connection with or to effect the relevant exercise of the Series B Conversion Right. From and after the Series B Conversion Date, shares of Series B Preferred shall no longer be deemed to be outstanding and all rights with respect to such Series B Preferred, including, without limitation, the rights, if any, to receive notices and to vote, shall forthwith cease and terminate, except solely the right to receive the shares of Common Stock (or other securities or property, as the case may be, pursuant to Section A.4(a)) issuable upon conversion thereof.

                  (d) CERTAIN ADJUSTMENTS.


                  (i) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If, at any time after this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the "Filing Time"), the Corporation makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series B Conversion Rate that is then in effect shall be proportionately adjusted in respect of such dividend or distribution as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Rate shall be recomputed accordingly as of the close of business on such


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record date and thereafter the Series B Conversion Rate shall be adjusted pursuant to this Section A.3(d)(i) to reflect the actual payment of such dividend or distribution.

                  (ii) ADJUSTMENTS FOR STOCK SPLITS, STOCK SUBDIVISIONS AND COMBINATIONS. If, at any time after the Filing Date, the Corporation subdivides (including, without limitation, a stock split) or combines (including, without limitation, a reverse stock split) the Common Stock, the Series B Conversion Rate in effect immediately prior to such event shall be proportionately adjusted in respect of such subdivision or combination. Any adjustment under this Section A.3(d)(ii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

         4. MISCELLANEOUS PROVISIONS.

                  (a) ADJUSTMENTS FOR RECLASSIFICATION, REORGANIZATION AND CONSOLIDATION. In case of (A) any reclassification, reorganization, recapitalization, change, exchange or conversion of securities of the class issuable upon conversion of the Series B Preferred (other than a change in par value, or from par value to no par value) into other securities or property of the Corporation or another person or entity, or (B) any merger or consolidation of the Corporation with or into another entity (other than a merger or consolidation with another entity in which the Corporation is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon conversion of the Series B Preferred), or (C) any sale of all or substantially all the assets of the Corporation, each holder of shares of Series B Preferred shall have the right to receive, in lieu of the securities otherwise issuable upon the conversion of its shares of Series B Preferred, the kind and amount of shares of stock and/or other securities, money and property receivable upon such reclassification, reorganization, recapitalization, change, merger, consolidation, exchange, conversion or sale by a holder of the maximum number of shares of Common Stock (or other securities or property, as the case may be) into which such shares of Series B Preferred could have been converted immediately prior to such reclassification, reorganization, recapitalization, change, merger, consolidation, exchange, conversion or sale, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The provisions of this Section A.4(a) shall similarly attach to successive reclassifications, reorganizations, recapitalizations, changes, mergers, consolidations, exchanges, conversions and sales. In any such case, appropriate adjustment shall be made in the application of the provisions of Section A.3 hereof with respect to the rights of the holders of the Series B Preferred to the end that the provisions of Section A.3 hereof (including adjustment of the Series B Conversion Rate then in effect and the number of shares or other property obtainable upon conversion of the Series B Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

                  (b) OTHER DISTRIBUTIONS. In the event the Corporation provides the holders of its Common Stock with consideration that is not otherwise addressed in Section A.3 hereof (including, without limitation, declaring a distribution payable in securities of other persons, providing evidences of indebtedness issued by the Corporation or other persons, assets, cash, but excluding cash dividends declared out of retained earnings), then, in each such case, the holders of the Series B Preferred shall be entitled to a pro rata share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred would be convertible as of the record date fixed for the


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determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                  (c) NO FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred, but in lieu of such fractional shares, the Corporation shall make a cash payment therefore based on the Series B Conversion Rate on the Conversion Date, as reasonably determined in good faith by the Board of Directors.

                  (d) NOTICE OF ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Rate pursuant to Section
A.3 hereof, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Series B Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and/or the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred.

                  (e) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purposes of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred. If at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

                  (f) NOTICE OF EVENTS: Any notice required by the provisions hereof to be given to the holders of shares of Series B Preferred shall be given in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of transmittal by facsimile transmission (receipt confirmed) to the party to whom notice is to be given, or on the fifth day after mailing by first class mail, postage prepaid, return receipt requested, to the party whom notice is to be given, in each case addressed to each holder of record at his address appearing on the books of the Corporation.

                  (g) OTHER RIGHTS. Except as expressly set forth otherwise herein, the holders of Series B Preferred shall have the same rights as the holders of the Common Stock, determined, where applicable, as if all of such holders' shares of Series B Preferred had been converted, as provided in Section A.3, into Common Stock at the Series B Conversion Rate then in effect.

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                  C. SERIES C PREFERRED STOCK

         1. NUMBER OF SHARES. A total of 1,750,000 shares of the Preferred Stock shall be designated as series C convertible preferred stock.

         2. VOTING RIGHTS.

                  (a) Holders of Series C Preferred are entitled to vote on any and all matters submitted to a vote of the stockholders. For such purposes, each holder of Series C Preferred is entitled to cast the number of votes it would have had the right to cast had all of its Series C Preferred been converted, as provided in Section 5, into Common Stock ("as Converted Basis"), as of the record date of the meeting at which such votes are to be cast or as of the date any written consent is taken, including any fraction of a share of Common Stock into which a holder's Series C Preferred would be convertible. Subject to
Section 2(b), holders of Series C Preferred do not have any right to vote their shares as a separate class, except as may be otherwise required by Delaware law. Each record holder of Series C Preferred is entitled to notice of all meetings or actions of stockholders.

                  (b) So long as any shares of Series C Preferred remain outstanding, the Corporation shall not, without the affirmative vote by (or written consent of) the holders of a majority of the then outstanding shares of Series C Preferred, voting as a single class of preferred shares or as may be otherwise required by law or this Certificate:

                  (i) amend this Certificate or the By-laws of the Corporation (the "By-laws") in any manner that would or could prejudice the rights of the holders of shares of Series C Preferred, including any such amendment (or similar effect that would occur by virtue of the merger or consolidation of the Corporation) that does any of the following:

                           (A) increases or decreases the par value of the issued shares of Series C Preferred;

                           (B) changes issued shares of Series C Preferred into a lesser number of shares of the same class unless in connection with such changes to reduce shares, an appropriate change is made in the Series C Conversion Price (as defined in Section 5(b)) and the powers, designations, preferences and relative, participating, optional and other special rights of the class remain the same as those designated herein for Series C Preferred, or into the same or a different number of shares of any other class, with or without par value, theretofore or then authorized;

                           (C) changes the terms of, or adds terms to, the terms of Series C Preferred in any manner prejudicial to the holders of such shares;

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                           (D) changes the terms of issued shares of any class
                           senior, junior or PARI PASSU to the shares of Series C Preferred in any manner prejudicial to the holders of shares of Series C Preferred;

                           (E) authorizes shares of another class that are convertible into, or authorizes the conversion of shares of another class into, shares of Series C Preferred or authorizes the Board to fix or alter conversion rights of shares of another class that are convertible into shares of Series C Preferred;

                           (F) provides, in the case of an amendment described in Section 2(b)(i)(A) or (B), that the stated capital of the Corporation shall be reduced or eliminated as a result of the amendment, or provides, in the case of Section 2(b)(i)(E), that the stated capital of the Corporation shall be reduced or eliminated upon the exercise of such conversion rights;

                           (G) changes substantially the purposes of the Corporation, or provides that thereafter an amendment to the Certificate may be adopted that changes substantially the purposes of the Corporation; or

                           (H) changes the Corporation into a nonprofit corporation.

                  (ii) authorize, issue or sell or obligate itself to authorize, issue or sell any class of its capital stock or other securities (including debt securities) convertible into or exercisable for any equity security that ranks senior or PARI PASSU in right, either as to voting, dividends or upon liquidation, with the shares of Series C Preferred; provided that the Corporation may issue shares of Preferred Stock to EIS or an affiliate of EIS (as defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as the same may be amended from time to time, an "Affiliate") in connection with EIS's or an Affiliate's, as the case may be, exchange and retirement in full (the "Exchange") of the outstanding principal amount including (if EIS or an Affiliate so elects) accrued but unpaid interest under the Exchangeable Note into such shares of Preferred Stock ("EIS Preferred"). The Corporation may provide that the holders of EIS Preferred receive (a) non-cumulative dividend rights that rank PARI PASSU with the dividend rights of the holders of Series C Preferred and the holders of Series D Preferred; provided that the rate of such dividend right shall not exceed seven percent of the price per share at which EIS Preferred is issued in connection with the Exchange and (b) a liquidation right that ranks PARI PASSU or senior to the liquidation right of the holders of Series C Preferred; provided that such senior liquidation right shall not exceed the holders of EIS Preferred's pro rata share of the Initial Liquidation Amount (as defined below), which may be paid without further preference as follows: (1) to the holders of EIS Preferred, pro rata based upon a number equal to the Exchangeable Note Amount (as defined below), (2) to the holders of Series C Preferred and Series D Preferred, pro rata based upon their respective percentages, determined by the Series C Preference Amount (as defined in


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                  Section D(4)(a)) and the Series D Preference Amount (as
                  defined in Section E(4)(a)), of the number equal to the Series C Preference Amount; provided further that after payment in full of the Initial Liquidation Amount to the holders of Series C Preferred, Series D Preferred and EIS Preferred, the holders of Series C Preferred and Series D Preferred shall thereafter share pro rata in any remaining liquidation proceeds up to the aggregate of their respective Preference Amounts based upon the Series C Preference Amount and the Series D Preference Amount reduced in each case by their respective portions received of the Initial Liquidation Amount. "Initial Liquidation Amount" means the outstanding principal amount including (if EIS or an Affiliate so elects) accrued but unpaid interest of the Exchangeable Note (as of the date of Exchange of the Exchangeable Note, the "Exchangeable Note Amount") plus a number equal to the Series C Preference Amount;

                  (iii) effect (a) any sale, lease, assignment, transfer or other conveyance of all or substantially all the assets or capital stock of the Corporation, (b) any recapitalization, reclassification, reorganization or any similar transaction with respect to any of its shares of capital stock, (c) any consolidation or merger involving the Corporation or (d) any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of;

                  (iv) incur any indebtedness whatsoever in excess of an aggregate of $1,000,000 other than indebtedness (now or hereafter in existence) (x) to trade creditors in the ordinary course of business, or (y) pursuant to the Elan Notes, or senior indebtedness, without limit, ranking on a PARI PASSU basis with the portion (as calculated below) of the Series C Preference Amount with respect to the occurrence, relating to the note issued in connection with such indebtedness, of any of the events set forth in Section 1 of the agreement dated as of June 20, 2000, among the Corporation, EIS and the holders of Series C Preferred relating to PARI PASSU treatment upon liquidation (as defined therein) (the "Series C Liquidation Proceeds Agreement"), and funded by banks, bank holding companies, insurance companies and other investors customarily defined as institutional investors, such portion to be equal to the percentage of the Series C Preference Amount that the Series C Preference Amount bears to the aggregate of the Series C and Series D Preference Amounts;

                  (v) pre-pay or make any advance payment on any indebtedness (now or hereafter in existence) of the Corporation except as may be required or permitted by the Corporation to discharge either of or both the Elan Notes or as required by other indebtedness permitted to be incurred pursuant to Section 2(b)(iv);

                  (vi) redeem or repurchase any securities of the Corporation (including any indebtedness convertible into any equity securities of the Corporation); provided that the foregoing shall not apply to the Corporation's repurchase or redemption of shares of its capital stock (including the exercise of a right of first refusal upon a transfer of securities of the Corporation) pursuant to provisions contained in


                                      -9-
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                  stock option agreements and common stock purchase agreements entered into under the Corporation's stock option plans with respect to the 1,992,500 shares reserved for issuance thereunder;

                  (vii) declare or pay any dividends or distributions on any equity securities of the Corporation; or

                  (viii) except pursuant to a merger or consolidation, increase the maximum size of the Board beyond nine members.

         3. DIVIDENDS RIGHTS.

                  The holders of outstanding shares of Series C Preferred are entitled to receive dividends at the rate of $0.28 per share per annum, payable when, as and if declared by the Board out of funds legally available therefor, on a PARI PASSU basis with the holders of outstanding shares of Series D Preferred and, if the Exchangeable Note is exchanged by Exchange ("Exchanged"), on a PARI PASSU basis with the holders of outstanding shares of EIS Preferred, prior and in preference to any declaration or payment of any dividend on (i) Common Stock, (ii) Series B Preferred Stock and (iii) any other series of Preferred Stock that is or may be issued or outstanding in the future, in arrears on the first day of January of each year. The dividends provided for in this Section 3 shall not be cumulative.

         4. LIQUIDATION RIGHTS.

                  (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, "Dissolution"), or, subject to Section 4(b), the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, or the reorganization, consolidation or merger of the Corporation with or into any other company or companies, or a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or sold (whether by the Corporation or the holders of outstanding capital stock), the holders of outstanding shares of Series C Preferred will be entitled to receive from the Corporation's assets available for distribution to stockholders cash in the amount of $4.04 per share, plus an amount equal to all declared but unpaid dividends on such shares (the "Series C Preference Amount"), pro rata with the holders of Series D Preferred based upon the Series C Preference Amount and the Series D Preference Amount and, if the Exchangeable Note is Exchanged, pro rata or such other basis authorized by Section D(2)(b)(ii) with the holders of EIS Preferred, but before any payment or distribution is made to the holders of Series B Preferred Stock or Common Stock or shares of any class or series of capital stock of the Corporation other than such shares ranking PARI PASSU therewith; provided that any proceeds actually received by the holders of outstanding shares of Series C Preferred pursuant to the Series C Liquidation Proceeds Agreement or the Liquidation Proceeds Agreement, dated August 30, 2001, among the Corporation, the holders of Series C Preferred and the holders of Series D Preferred (the "Liquidation Proceeds Agreement") shall reduce dollar-for-dollar the Series C Preference Amount.



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                  If, upon any such event, the Corporation has insufficient
funds to pay the Series C Preference Amount, the holders of Series C Preferred shall share, pro rata with the holders of Series D Preferred based upon the Series C Preference Amount and the Series D Preference Amount and, if the Exchangeable Note is Exchanged, pro rata or such other basis authorized by Section B(2)(b)(ii) with the holders of EIS Preferred, in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

                  (b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the reorganization, consolidation or merger of the Corporation with or into any other company or companies, nor a transaction or a series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or sold (whether by the Corporation or the holders of the outstanding capital stock), shall be deemed a Dissolution if the holders of at least 51% of the then outstanding shares of Series C Preferred elect to have such events not deemed a Dissolution by giving written notice to the Corporation; provided that such notice may be issued subject to the Corporation's receipt of a like notice from the Series D Preferred.

                  (c) Upon Dissolution and after the payment in cash to the holders of outstanding shares of Series C Preferred of the Series C Preference Amount, all remaining assets legally available for distribution shall be distributed to the holders of Common Stock with all shares of Series C Preferred and Series D Preferred being treated as if converted into Common Stock (with respect to Series C Preferred, the "Series C Participation Right"); provided that the Corporation shall not be required to effect Dissolution as a result of a sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, and if such Dissolution does not occur, the holders of Series C Preferred shall not be entitled to the Series C Participation Right; provided further that if the holders of outstanding shares of Series C Preferred have received the Series C Preference Amount in accordance with Section 4(a) upon (i) a reorganization, consolidation or merger of the Corporation or (ii) a transaction or a series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or sold, the shares of Series C Preferred shall thereupon be deemed to be redeemed and the holders of Series C Preferred shall not be entitled to the Series C Participation Right.

                  (d) If (i) the holders of Series C Preferred vote to convert their shares of Series C Preferred into Common Stock immediately prior to or in connection with an event specified in Section 4(a) or (ii) any holder of shares of Series C Preferred otherwise converts its shares of Series C Preferred into Common Stock in accordance with such holder's right under Section 5, the priorities and preferences set forth in this Section 4 shall be of no further effect and the holders of such Common Stock shall share all the assets of the Corporation available for distribution to all holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

         5. CONVERSION RIGHTS.

                  (a) CONVERSION. Each outstanding share of Series C Preferred, subject to the terms and conditions hereinafter set forth, shall be converted into fully paid and nonassessable shares of Common Stock at the Series C Conversion Price (as defined in Section 5(b)) in effect on the Series C Conversion Date (as defined in Section 5(c)), at the following times and pursuant to the following conditions: (i) at any time, at the option of the holder of such outstanding share of Series C Preferred; (ii) automatically and simultaneously upon the closing of a Public Offering (as defined in this Section 5(a)); or (iii) upon written notice to the Corporation at the election of the holders of 51% of the outstanding shares of Series C Preferred. The closing of a Public Offering means the consummation of the sale by the Corporation of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, where such sale yields gross proceeds of not less than $20,000,000 and is made pursuant to a firm commitment underwriting (a "Public Offering").

                  (b) CONVERSION PRICE. Each share of Series C Preferred shall be convertible at an office or agency referred to below into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing $4.04 by the Series C Conversion Price in effect on the Series C Conversion Date. As of November 20, 2000, the "Series C Conversion Price" was $4.04 per share, which price may be adjusted from time to time as provided in Section 5(f).

                  (c) METHOD OF CONVERSION. In order to exercise such conversion privilege, the holder of any shares of Series C Preferred to be converted shall present and surrender the certificate(s) representing such shares of Series C Preferred during usual business hours at any office or agency of the Corporation maintained for the transfer of shares of Series C Preferred and shall deliver a written notice of its election to convert the shares of Series C Preferred represented by such certificate(s), or any portion thereof, specified in such notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Stock issuable on such conversion is to be issued. If so required by the Corporation, any certificate for shares of Series C Preferred surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares of Series C Preferred or such holder's duly authorized representative. Each conversion of shares of Series C Preferred shall be deemed to have been effected on the date (the "Series C Conversion Date") on which the certificate or certificates representing such shares of Series C Preferred has or have been surrendered and any required notice and instruments of transfer received as aforesaid. Subject to the provisions of Section 5(f)(ix), the person or persons in whose name or names any certificate or certificates for Common Stock are issuable upon such conversion shall be deemed to have become the holder or holders of record of such Common Stock immediately prior to the close of business on the Series C Conversion Date. Subject to the provisions of Section 5(f)(ix), as promptly as practicable (and in any event within two business days) after the presentation and surrender for conversion, as herein provided, of any certificate or certificates for shares of Series C Preferred, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion. In case any certificate or certificates for shares of Series C Preferred are surrendered for conversion of less than all the shares of Series C Preferred represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series C Preferred represented by such surrendered certificate or certificates that are not converted. The issuance of certificates for Common Stock issuable upon the conversion of shares of Series C Preferred, and the issuance of certificates representing shares of Series C Preferred not converted as described above, shall be at the Corporation's expense and without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Series C Preferred and the Corporation is not required to issue or deliver any such certificate unless and until the person requesting the issue thereof has paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                  (d) NO ADJUSTMENT FOR DIVIDENDS. With respect to any conversion of shares of Series C Preferred into Common Stock pursuant to this
Section 5, no adjustment shall be made for dividends declared but as yet unpaid on the shares of Common Stock issuable upon conversion of Series C Preferred as of any record date prior to the Series C Conversion Date; provided that upon the conversion of such shares of Series C Preferred, the dividend declared but as yet unpaid on the shares of Series C Preferred shall be payable on the Common Stock issued upon such conversion as if such Common Stock were outstanding as of the record date for the determination of holders entitled to receive said dividend.

                  (e) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued in connection with the exercise of any conversion right under this Section 5, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor based on the Series C Conversion Price on the Series C Conversion Date as reasonably determined in good faith by the Board.

                  (f) CONVERSION PRICE ADJUSTMENTS. The Series C Conversion Price shall be subject to adjustment from time to time as follows:

                  (i) COMMON STOCK ISSUED AT LESS THAN CONVERSION PRICE. If the Corporation issues or is deemed to have issued any Common Stock or options to acquire Common Stock or securities convertible into or exercisable for Common Stock other than Series C Excluded Shares (as defined in subsection (iv)) without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issuance (the "Additional Common Shares")

                           (A) at any time on or prior to December 20, 2001, then the Series C Conversion Price in effect immediately following each such issuance shall equal the lesser of the initial Series C Conversion Price set forth in Section 5(b) and the price per share at which such Additional Common Shares have been issued or may be acquired in such issuance. If, at any time prior to December 20, 2001, the holders of shares of Series C Preferred elect to convert their shares of Series C Preferred into Common Stock prior to the occurrence of such an issuance, and subsequent to such conversion but prior to December 20, 2001, the Corporation issues or is deemed to have issued Additional Common Shares without consideration or for a consideration per share less than the Series C Conversion Price in effect upon such prior conversion, then the Corporation shall promptly issue to such holders of Series C Preferred, for no additional consideration, but subject to any adjustment required by Section 5(f)(ii)(C)(4), that number of shares of Common Stock equal to the difference obtained by subtracting the number of shares of Common Stock issued in connection with the conversion of the shares of Series C Preferred from the quotient obtained by dividing (x) the dollar amount of total consideration paid for the shares of Common Stock issued upon such conversion by
                           (y) such lesser price.

                           (B) at any time after December 20, 2001, but within 48 months of the issuance of Series D Preferred, the Series C Conversion Price in effect immediately following each such issuance shall be reduced, concurrently with such issuance, to a price (calculated to the nearest tenth of a cent) determined by using the following formula:

                                            NCP =  (CP X S) + (P X NS)
                                                    ------------------
                                                          S + NS

                           where

                           NCP = Series C Conversion Price following issuance of Additional Common Shares

                           CP  =    Series C Conversion Price prior to issuance
                                    of Additional Common Shares

                           S   =    number of shares of Common Stock outstanding
                                    (counting as outstanding Common Stock
                                    issuable upon conversion of convertible
                                    preferred securities and upon exercise of options and warrants outstanding at the time) prior to issuance of Additional Common
                                    Shares

                           P   =    price per share of Additional Common Shares

                           NS  =    number of Additional Common Shares issued.

                  (ii) For the purposes of any adjustment of the Series C Conversion Price pursuant to Section 5(f)(i), the following provisions apply:

                           (A) CASH. In the case of the issuance of Common Stock for cash, the amount of the consideration deemed to be received by the Corporation shall be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (B) CONSIDERATION OTHER THAN CASH. In the case of the issuance of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash will be deemed to be the fair value thereof (as determined in good faith by the Board, whose determination will be conclusive to the extent reasonable), irrespective of any accounting treatment; provided that such fair value as determined by the Board shall not exceed the aggregate Current Market Price (as defined in Section 5(g)) of the Common Stock being issued as of the date the Board authorizes the issuance of such Common Stock.

                           (C) OPTIONS AND CONVERTIBLE SECURITIES. In the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) other than Series C Excluded Shares (as defined in Section 5(f)(iv)),
                           (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable);

                                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or other rights are issued and for a consideration equal to the minimum consideration (determined in the manner provided in Sections 5(f)(ii)(A) and (B)), if any, received or receivable by the Corporation upon the exercise of such options, warrants or other rights;

                                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities are issued or such options, warrants or other rights are issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or other rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or other rights (the consideration in each case to be determined in the manner provided in Sections 5(f)(ii)(A) and (B));

                                    (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or other rights or conversion of or exchange of such convertible or exchangeable securities, or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including a change resulting from any subdivision, split-up, combination or reclassification thereof, the Series C Conversion Price as then in effect shall forthwith be readjusted to such Series C Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights not exercised becoming exercisable prior to such change, or securities not converted or exchanged becoming convertible or exchangeable prior to such change, upon the basis of such change;

                                    (4) on the expiration or cancellation of any such options, warrants or other rights or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Series C Conversion Price has been adjusted upon such becoming exercisable, convertible or exchangeable, such Series C Conversion Price will forthwith be readjusted to such Series C Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights or securities being on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                                    (5) if the Series C Conversion Price has been adjusted upon such options, warrants or other rights being issued or such convertible or exchangeable securities being issued subject to Section 5(f)(ii)(C)(3), no further adjustment of the Series C Conversion Price shall be made for the actual issuance of Common Stock upon the issuance thereof.

                  (iii) FUTURE CONVERSION PRICE PROTECTION. In the event the Corporation consummates a financing on or prior to December 20, 2001, and pursuant to the terms of such financing issues convertible securities or convertible debt containing conversion price adjustment protections equivalent to those set forth in Section 5(f)(i)(A) for a period or periods in excess of 18 months, the Corporation shall grant the holders of Series C Preferred an extension of such protections beyond December 20, 2001, by the amount of such excess time.

                  (iv) EXCLUDED SHARES. "Series C Excluded Shares" means Common Stock issued or reserved for issuance by the Corporation: (a) as a stock dividend payable in shares of Common Stock; (b) upon any subdivision or split-up of the outstanding Common Stock; (c) upon conversion of Series B Preferred Stock; (d) in an amount up to 1,992,500 shares pursuant to the Corporation's stock option plans; (e) upon exercise of outstanding warrants to purchase 299,123 shares of Common Stock; (f) upon the conversion of 1,750,000 shares of Series C Preferred and (g) upon the conversion of 1,345,000 shares of Series D Preferred.

                  (v) STOCK DIVIDENDS/STOCK SPLITS, ETC. If the number of shares of Common Stock outstanding at any time after the date of issuance of the shares of Series C Preferred is increased by a stock dividend payable in Common Stock or by a subdivision or split-up of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Series C Conversion Price shall be appropriately adjusted so that the holder of any shares of Series C Preferred thereafter converted are entitled to receive the number of shares of Common Stock of the Corporation that such holder would have owned immediately following such action had such shares of Series C Preferred been converted immediately prior thereto.

                  (vi) COMBINATION OF SHARES. If the number of shares of Common Stock outstanding at any time after the date of issuance of the shares of Series C Preferred is decreased by a combination of the outstanding shares of Common Stock, then immediately after the effective date of such combination, the Series C Conversion Price shall be appropriately increased so that the holder of any shares of Series C Preferred thereafter converted are entitled to receive the number of shares of Common Stock of the Corporation that such holder would have owned immediately following such action had such shares of Series C Preferred been converted immediately prior thereto.

                  (vii) REORGANIZATIONS, ETC. In the case of any capital reorganization of the Corporation, any reclassification of Common Stock, the consolidation of the Corporation with or the merger of the Corporation with or into any other entity (other than a reorganization or merger solely for the purpose of the change in the state of incorporation of the Corporation) or the sale, lease or other transfer of all or substantially all the assets of the Corporation to any other person or entity, each share of Series C Preferred will after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of capital stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease, or other transfer) upon conversion of such shares of Series C Preferred would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series C Preferred shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of capital stock or other securities or property thereafter deliverable on the conversion of Series C Preferred. The subdivision or combination of Common Stock issuable upon conversion of Series C Preferred at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this
                  Section 5(f)(vi).

                  (viii) EVIDENCES OF INDEBTEDNESS OR ASSETS. If the Corporation declares a distribution payable in securities, evidences of indebtedness, assets or property (excluding dividends payable solely in Common Stock) then, in each such case, each holder of Series C Preferred shall be entitled to receive a proportionate share of any such distribution as if it had converted into the number of shares of Common Stock of the Corporation into which its Series C Preferred would have been convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                  (ix) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENT. All calculations under this Section 5(f) will be made to the nearest cent or the nearest 1/100th of a share; provided that no adjustment in the Series C Conversion Price shall be made if the amount of such adjustment would be less than $0.01 and provided further that any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of, and together with, any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, aggregates $0.01 or more.

                  (x) TIMING OF ISSUANCE OF ADDITIONAL COMMON SHARES UPON CERTAIN ADJUSTMENTS. If this Section 5(f) requires that an adjustment shall become effective immediately after the record date for an event with respect to the holder of any Series C Preferred converted after such record date and before the occurrence of such event, the Corporation may defer until the occurrence of such event issuing to such holders the additional shares of Common Stock (or indebtedness or assets as the case may be) issuable (or distributable) upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock (or indebtedness or assets as the case may be) issuable (or distributable) upon such conversion before giving effect to such adjustment; provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (or indebtedness or assets as the case may be) upon the occurrence of the event requiring such adjustment.

                  (xi) APPLICABLE ADJUSTMENT. If more than one provision of this
                  Section 5(f) requires an adjustment to the Series C Conversion Price for Series C Preferred and if the transaction in question can properly be treated as involving successive events each requiring such an adjustment, then all such adjustments shall be made successively and if they cannot be so treated the applicable adjustment shall be the largest adjustment lowering the Series C Conversion Price resulting from the application of any appropriate provision of this
                  Section 5(f) to such event.

                  (g) CURRENT MARKET PRICE. The "Current Market Price" at any date means the price per share of Common Stock on such date determined by the Board as provided in this Section 5(g). The Current Market Price will be the average of the daily closing prices per share of Common Stock for 30 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing price for each day means the last reported sales price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System; provided that if the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, the Current Market Price per share of Common Stock will be deemed to be the fair value as reasonably determined by the Board (whose determination will be conclusive), irrespective of any accounting treatment; provided further that if within 15 days of receiving notice of an event under Section 5(f) requiring calculation of the Current Market Price, a holder of at least ten percent but no less than 100,000 shares of the currently outstanding Series C Preferred requests the appointment of an independent appraiser, the Board shall, within ten days of such request, appoint as an independent appraiser a nationally-known independent public accounting firm or investment bank and the Board shall direct such independent appraiser to conduct an appraisal and make a report on the Current Market Price of a share of Common Stock within 30 days of its appointment. The determination of the Current Market Price by such independent appraiser shall be final and binding upon the Corporation and the holders of Series C Preferred. The costs of such independent appraiser shall be paid by the Corporation if the Current Market Price so determined is at least five percent lower than that so determined by the Board; otherwise, such cost shall be paid by such requesting holders. Any independent appraiser so utilized shall agree to treat all information supplied by the Corporation in a confidential manner.

                  (h) STATEMENT REGARDING ADJUSTMENTS. Whenever the Series C Conversion Price is adjusted as herein provided:

                  (i) the Corporation shall compute the adjusted Series C Conversion Price in accordance with this Section 5 and will prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted Series C Conversion Price and the facts requiring such adjustment, and such certificate shall forthwith be filed at the office of the transfer agent or agents, if any, for Series C Preferred and at the principal office of the Corporation; and

                  (ii) a notice stating that the Series C Conversion Price has been adjusted and setting forth the adjusted Series C Conversion Price and the facts requiring such adjustment shall, as soon as practicable, be mailed to the holders of record of the outstanding shares of Series C Preferred. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5(j).

                  (i) CANCELLATION. All shares of Series C Preferred surrendered for conversion as herein provided in this Section 5 shall no longer be deemed to be outstanding and all rights with respect to such Series C Preferred, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate, except only the right of the holders thereof to receive Common Stock or other assets or property in exchange therefor.

                  (j) NOTICE TO HOLDERS. In the event that:

                  (i) the Corporation takes action to make any distribution or dividend to the holders of any class of its capital stock;

                  (ii) the Corporation takes action to offer for subscription pro rata to the holders of any class of its capital stock securities of any kind;

                  (iii) the Corporation takes action to accomplish any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all the assets of the Corporation; or

                  (iv) the Corporation takes action looking to a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

then the Corporation shall (a) in case of such distribution, dividend or offering of subscription rights, at least ten days prior to the date or expected date on which the books of the Corporation are closed or a record has been taken for the determination of holders entitled to such distribution or subscription rights, and (b) in the case of any reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, at least ten days prior to the date or expected date when the same takes place, cause written notice thereof to be mailed to each holder of Series C Preferred at such holder's address as shown on the books of the Corporation. The notice to be given in accordance with this Section 5(j) shall also specify (x) the date or expected date on which the holders of any class of the Corporation's capital stock are entitled thereto, and (y) the date or expected date on which the holders of any class of the Corporation's capital stock are entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, as the case may be.

                  (k) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Stock, for the purpose of effecting the conversion of Series C Preferred, the full number of shares of Common Stock then deliverable upon the conversion of all Series C Preferred then outstanding.

                  (l) RECLASSIFICATION OF COMMON STOCK. For the purposes of this
Section 5, the term "Common Stock" means (i) the class of stock designated as the Common Stock of the Corporation on June 20, 2000, the date of filing of the Corporation's amended and restated form of certificate of designation, and (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of Section 5(f)(vi), the holder of any Series C Preferred thereafter surrendered for conversion becomes entitled to receive any shares of the Corporation other than shares of Common Stock, then the number of such other shares so receivable upon conversion of any Series C Preferred shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 5(f)(vi), and the other provisions of this Section 5 with respect to the Common Stock will apply on like terms to any such other shares.

                  (m) TREASURY SHARES. For the purpose of this Section 5, the sale or other disposition of any Common Stock of the Corporation held in its treasury shall be deemed to be an issuance thereof.

                  (n) APPROVALS. If any Common Stock to be reserved for the purpose of conversion of shares of Series C Preferred requires registration with or approval of any governmental authority under any federal or state law or of the Nasdaq System before such shares may be validly issued or delivered upon conversion, the Corporation shall in good faith and as expeditiously as possible secure such registration or approval, as the case may be. If, and so long as, any shares of Common Stock into which Series C Preferred are then convertible are listed on any national securities exchange, the Corporation shall, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all such Common Stock issuable upon conversion.

                  (o) VALID ISSUANCE. All Common Stock that may be issued upon conversion of shares of Series C Preferred shall upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action that will cause a contrary result (including, without limitation, any action that would cause the Series C Conversion Price to be less than the par value, if any, of the Common Stock).

                  (p) QUALIFIED PRIVATE OFFERING RIGHT OF CONVERSION. If the Corporation proposes to make a sale of equity securities of the Corporation (or notes convertible into such securities) to a financial investor (who is not also a strategic investor) in an amount equal to at least $10,000,000 ("Qualified Private Offering"), the holders of shares of Series C Preferred shall have the option to exchange any of or all their shares of Series C Preferred (the total consideration paid for the shares elected by any holder to be converted or exchanged being referred to as the "Converted Portion") for the securities or debt proposed to be issued in connection with such Qualified Private Offering with the same powers, designations, preferences and other special rights of such proposed securities or debt being offered to such financial investor. With respect to any Converted Portion of shares of Series C Preferred, the number of shares of new equity or debt securities to be issued for any such Converted Portion will be equal to the quotient obtained by dividing (x) such Converted Portion by (y) the Option Conversion Price (defined below). The "Option Conversion Price" applicable to any Converted Portion shall equal the per share issue price of the equity or debt securities issued in such Qualified Private Offering, or the initial per share conversion, exchange or exercise price, as applicable, of any securities or other rights of the Corporation convertible, exchangeable or exercisable into or for such equity or debt securities issued in such Qualified Private Offering, as applicable. The right of exchange or conversion is in addition to and not exclusive of the preemptive rights set forth in Section 6. The right of conversion or exchange granted hereunder will terminate if unexercised within 30 days after receipt of the notice described in Section 6(b) with respect to such proposed issuance.

                  (q) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions, then the Board will make an appropriate adjustment in the number of shares of Common Stock obtainable upon conversion of Series C Preferred so as to fairly protect the rights of the holders of Series C Preferred.

         6. PREEMPTIVE RIGHTS.

                  (a) Until any time prior to the date that is 30 days following the closing of a Public Offering, the Corporation hereby grants to the holders of such Series C Preferred a right to purchase any New Securities (as defined below) that the Corporation may, from time to time, propose to issue and sell (including any New Securities proposed to be issued and sold in connection with a Qualified Private Offering). Such right shall allow the holders of shares of Series C Preferred to purchase the number of the New Securities proposed to be issued that would enable such holders to maintain their respective percentage ownership of Shares (as defined below) on a fully diluted basis taking into account all outstanding shares of Common Stock, all shares of Common Stock issuable upon conversion of outstanding shares of Series B Preferred Stock, Series C Preferred, Series D Preferred and outstanding blank check preferred stock, but not any unexercised outstanding options, warrants or other securities convertible into or exchangeable for shares of Common Stock of the Corporation ("Pro Rata Portion"). The preemptive rights granted hereunder shall terminate if unexercised within 30 days after receipt of the notice described in Section 6(b) below. "New Securities" for the purposes of this Section 6 means any capital stock of the Corporation (including treasury shares), whether now authorized or not, and all rights, options, or warrants to purchase such capital stock and securities of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock; provided that the term "New Securities" for the purposes of this Section 6 does not include (i) securities issued upon the conversion of any of the shares of Series B Preferred Stock, Series C Preferred or Series D Preferred into shares of Common Stock in accordance with this Certificate; (ii) any stock options now issued or granted or hereafter granted pursuant to the stock option plans of the Corporation in existence on the date hereof, and any shares of Common Stock issued upon the exercise thereof; (iii) shares of Common Stock or other securities exercisable for or convertible into shares of Common Stock, issued pursuant to warrant agreements currently outstanding as of the date hereof, (iv) shares of Common Stock or other securities exercisable for, exchangeable into or convertible into shares of Common Stock issued pursuant to the Elan Notes and (v) shares of Common Stock issued pursuant to any stock split or stock dividend.

                  (b) If the Corporation proposes to undertake an issuance of New Securities (including the issuance of New Securities in connection with a Qualified Private Offering), it shall promptly give the holders of record of shares of Series C Preferred written notice of its intention ("Series C New Issue Notice"), describing the class and number of New Securities it intends to issue, the purchase price therefor, the name of the investors that the Corporation proposes to issue such New Securities to and such investor's status as a financial investor or a strategic investor, and the terms upon which the Corporation proposes to issue the same. The holders of shares of Series C Preferred shall have 30 days from the date the Series C New Issue Notice is received by it to determine whether to purchase all or any portion of its Pro Rata Portion of such New Securities for the purchase price and upon the terms specified in the Series C New Issue Notice by giving written notice to the Corporation, stating thereon the quantity of New Securities to be purchased, and in the case of a Qualified Private Offering, the quantity of shares of Series C Preferred that such holder is electing to convert or exchange into the proposed New Securities.

                  (c) Upon the issuance of New Securities, the holders of shares of Series C Preferred shall have a right of over-subscription such that if any of such holders fails to purchase its Pro Rata Portion, the other holders of shares of Series C Preferred shall, among them, have the right to purchase up to the balance of the New Securities not so purchased. Such right of over-subscription may be exercised by a holder of shares of Series C Preferred by such holder specifying in the Series C New Issue Notice its intent to purchase more than its Pro Rata Portion; provided that if as a result the portion of New Securities available for purchase hereunder is oversubscribed, the oversubscribing holders of shares Series C Preferred shall be cut back with respect to their over-subscriptions on a pro rata basis in accordance with their respective Pro Rata Portion or as they may otherwise agree among themselves.

                  D. SERIES D PREFERRED STOCK

         1. NUMBER OF SHARES. A total of 1,400,000 shares of the Preferred Stock shall be designated as series D convertible preferred stock.

         2. VOTING RIGHTS.

                  (a) Holders of Series D Preferred are entitled to vote on any and all matters submitted to a vote of the stockholders. For such purposes, each holder of Series D

Preferred is entitled to cast the number of votes it would have had the right to cast had all its Series D Preferred been converted, as provided in Section 5, into Common Stock ("as Converted Basis"), as of the record date of the meeting at which such votes are to be cast or as of the date any written consent is taken, including any fraction of a share of Common Stock into which a holder's Series D Preferred would be convertible. Subject to Section 2(b), holders of Series D Preferred do not have any right to vote their shares as a separate class, except as may be otherwise required by Delaware law. Each record holder of Series D Preferred is entitled to notice of all meetings or actions of stockholders.

                  (b) So long as any shares of Series D Preferred remain outstanding, the Corporation shall not, without the affirmative vote by (or written consent of) the holders of at least two-thirds of the then outstanding shares of Series D Preferred, voting as a single class of preferred shares as may be otherwise required by law or this Certificate:

                  (i) amend this Certificate or the By-laws in any manner that would or could prejudice the rights of the holders of shares of Series D Preferred, including any such amendment (or similar effect that would occur by virtue of the merger or consolidation of the Corporation) that does any of the following:

                           (A) increases or decreases the par value of the issued shares of Series D Preferred;

                           (B) changes issued shares of Series D Preferred into a lesser number of shares of the same class unless in connection with such changes to reduce shares, an appropriate change is made in the Series D Conversion Price (as defined in Section 5(b)) and the powers, designations, preferences and relative, participating, optional and other special rights of the class remain the same as those designated herein for Series D Preferred, or into the same or a different number of shares of any other class, with or without par value, theretofore or then authorized;

                           (C) changes the terms of, or adds terms to, the terms of Series D Preferred in any manner prejudicial to the holders of such shares;

                           (D) changes the terms of issued shares of any class senior, junior or PARI PASSU to the shares of Series D Preferred in any manner prejudicial to the holders of Series D Preferred;

                           (E) authorizes shares of another class that are convertible into, or authorizes the conversion of shares of another class into, shares of Series D Preferred or authorizes the Board to fix or alter conversion rights of shares of another class that are convertible into shares of Series D Preferred;

                           (F) provides, in the case of an amendment described in Section 2(b)(i)(A) or (B), that the stated capital of the Corporation shall be reduced or eliminated as a result of the amendment, or provides, in the case of Section 2(b)(i)(E), that the stated capital of the Corporation shall be reduced or eliminated upon the exercise of such conversion rights;

                           (G) changes substantially the purposes of the Corporation, or provides that thereafter an amendment to the Certificate may be adopted that changes substantially the purposes of the Corporation; or

                           (H) changes the Corporation into a nonprofit corporation.

                  (ii) authorize, issue or sell or obligate itself to authorize, issue or sell any class of its capital stock or other securities (including debt securities) convertible into or exercisable for any equity security that ranks senior in right, either as to voting, dividends or upon liquidation, with the shares of Series D Preferred; provided that the Corporation may issue shares of EIS Preferred in connection with the Exchange. The Corporation may provide that the holders of EIS Preferred receive a liquidation right that ranks senior to the liquidation right of the holders of Series D Preferred; provided that such senior liquidation right shall not exceed the holders of EIS Preferred's pro rata share of the Initial Liquidation Amount, which may be paid in accordance with Section B(2)(b)(ii), and after payment in full of the Initial Liquidation Amount to the holders of Series C Preferred, Series D Preferred and EIS Preferred, the holders of Series C Preferred and Series D Preferred shall thereafter share pro rata in any remaining liquidation proceeds up to the aggregate of their respective Preference Amounts based upon the Series C Preference Amount and the Series D Preference Amount reduced in each case by their respective portions received of the Initial Liquidation Amount;

                  (iii) effect (a) any sale, lease, assignment, transfer or other conveyance of all or substantially all the assets or capital stock of the Corporation, (b) any recapitalization, reclassification, reorganization or any similar transaction with respect to any of its shares of capital stock, (c) any consolidation or merger involving the Corporation or (d) any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of;

                  (iv) incur any indebtedness whatsoever in excess of an aggregate of $1,000,000 other than indebtedness (now or hereafter in existence) (x) to trade creditors in the ordinary course of business, or (y) pursuant to the Elan Notes, or senior indebtedness, without limit, ranking on a PARI PASSU basis with the portion (as calculated below) of the Series C Preference Amount with respect to the occurrence, relating to the note issued in connection with such indebtedness, of any of the events set forth in Section 1 of the Series C Liquidation Proceeds Agreement relating to PARI PASSU treatment upon liquidation (as defined therein), and funded by banks, bank holding companies, insurance companies and other investors customarily defined as institutional investors, such portion to be equal to the percentage of the Series C Preference Amount that the Series D Preference Amount bears to the aggregate of the Series C and Series D Preference Amounts;

                  (v) pre-pay or make any advance payment on any indebtedness (now or hereafter in existence) of the Corporation except as may be required or permitted by the Corporation to discharge either of or both the Elan Notes or as required by other indebtedness permitted to be incurred pursuant to Section 2(b)(iv);

                  (vi) redeem or repurchase any securities of the Corporation (including any indebtedness convertible into any equity securities of the Corporation); provided that the foregoing shall not apply to the Corporation's repurchase or redemption of shares of its capital stock (including the exercise of a right of first refusal upon a transfer of securities of the Corporation) pursuant to provisions contained in stock option agreements and common stock purchase agreements entered into under the Corporation's stock option plans with respect to the 1,992,500 shares reserved for issuance thereunder; or

                  (vii) except pursuant to a merger or consolidation, increase the maximum size of the Board beyond nine members.

         3. DIVIDEND RIGHTS.

         The holders of outstanding shares of Series D Preferred are entitled to receive dividends at the rate of $0.70 per share per annum, payable when, as and if declared by the Board out of funds legally available therefor, on a PARI PASSU basis with the holders of outstanding shares of Series C Preferred and, if the Exchangeable Note is Exchanged, on a PARI PASSU basis with the holders of outstanding shares of EIS Preferred, prior and in preference to any declaration or payment of any dividend on (i) Common Stock, (ii) Series B Preferred Stock and (iii) any other series of Preferred Stock that is or may be issued or outstanding in the future, in arrears on the first day of January of each year. The dividends provided for in this Section 3 shall not be cumulative.

         4. LIQUIDATION RIGHTS.

                  (a) Upon Dissolution or, subject to Section 4(b), the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, or the reorganization, consolidation or merger of the Corporation with or into any other company or companies, or a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or sold (whether by the Corporation or the holders of the outstanding capital stock), the holders of outstanding shares of Series D Preferred will be entitled to receive from the Corporation's assets available for distribution to stockholders cash in the amount of $10.00 per share, plus an amount equal to all declared but unpaid dividends on such shares (the "Series D Preference Amount"), pro rata with the holders of Series C Preferred based upon the Series C Preference Amount and the Series D Preference Amount and, if the Exchangeable Note is Exchanged, pro rata or such other basis authorized by Section E(2)(b)(ii) with the holders of the EIS Preferred, but before any payment or distribution is made to the holders of Series B Preferred Stock or Common Stock, or shares of any class or series of capital stock of the Corporation other than such shares ranking PARI PASSU therewith; provided that any proceeds actually received by the holders of Series D Preferred pursuant to Liquidation Proceeds Agreement shall reduce dollar-for-dollar the Series D Preference Amount.

                  If, upon any such event, the Corporation has insufficient funds to pay the Series D Preference Amount, the holders of Series D Preferred shall share, pro rata with the holders of Series C Preferred based upon the Series C Preference Amount and the Series D Preference Amount and, if the Exchangeable Note is Exchanged, pro rata or such other basis authorized by Section E(2)(b)(ii) with the holders of EIS Preferred, in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

                  (b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the reorganization, consolidation or merger of the Corporation with or into any other company or companies, nor a transaction or a series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or sold (whether by the Corporation or the holders of the outstanding capital stock), shall be deemed Dissolution if the holders of at least two-thirds of the then outstanding shares of Series D Preferred elect to have such events not deemed a Dissolution by giving written notice to the Corporation; provided that such notice may be issued subject to the Corporation's receipt of a like notice from the holders of Series C Preferred.

                  (c) Upon Dissolution and after the payment in cash to the holders of Series D Preferred of the Series D Preference Amount, all remaining assets legally available for distribution shall be distributed to the holders of Common Stock with all shares of Series C Preferred and Series D Preferred being treated as if converted into Common Stock (with respect to Series D Preferred, the "Series D Participation Right"); provided that the Corporation shall not be required to effect Dissolution as a result of a sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, and if such Dissolution does not occur, the holders of Series D Preferred shall not be entitled to the Series D Participation Right; provided further that if the holders of outstanding shares of Series D Preferred have received the Series D Preference Amount in accordance with Section 4(a) upon (i) a reorganization, consolidation or merger of the Corporation or (ii) a transaction or a series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or sold, the shares of Series D Preferred shall thereupon be deemed to be redeemed and the holders of Series D Preferred shall not be entitled to the Series D Participation Right.

                  (d) If (i) the holders of Series D Preferred vote to convert their shares of Series D Preferred into Common Stock immediately prior to or in connection with an event specified in Section 4(a) or (ii) any holder of shares of Series D Preferred otherwise converts its shares of Series D Preferred into Common Stock in accordance with such holder's right under Section 5, the priorities and preferences set forth in this Section 4 shall be of no further effect and the holders of such Common Stock shall share all the assets of the Corporation available for distribution to all holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

         5. CONVERSION RIGHTS.

                  (a) CONVERSION RIGHT. Each outstanding share of Series D Preferred, subject to the terms and conditions hereinafter set forth, shall be converted into fully paid and nonassessable shares of Common Stock at the Series D Conversion Price (as defined in Section 5(b)) in effect on the Series D Conversion Date (as defined in Section 5(c)), at the following times and pursuant to the following conditions: (i) at any time, at the option of the holder of such outstanding share of Series D Preferred; (ii) upon written notice to the Corporation at the election of the holders of 51% of the outstanding shares of Series D Preferred or (iii) automatically and simultaneously upon the closing of a Public Offering.

                  (b) CONVERSION PRICE. Each share of Series D Preferred shall be convertible at an office or agency referred to below into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing $10.00 by the Series D Conversion Price in effect on the Series D Conversion Date. As of the date this Certificate is filed with the Secretary of State of Delaware, the "Series D Conversion Price" is $10.00 per share, which price may be adjusted from time to time as provided in Section 5(f).

                  (c) METHOD OF CONVERSION. In order to exercise such conversion privilege, the holder of any shares of Series D Preferred to be converted shall present and surrender the certificate(s) representing such shares of Series D Preferred during usual business hours at any office or agency of the Corporation maintained for the transfer of shares of Series D Preferred and shall deliver a written notice of its election to convert the shares of Series D Preferred represented by such certificate(s), or any portion thereof, specified in such notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Stock issuable on such conversion is to be issued. If so required by the Corporation, any certificate for shares of Series D Preferred surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares of Series D Preferred or such holder's duly authorized representative. Each conversion of shares of Series D Preferred shall be deemed to have been effected on the date (the "Series D Conversion Date") on which the certificate or certificates representing such shares of Series D Preferred has or have been surrendered and any required notice and instruments of transfer received as aforesaid. Subject to the provisions of Section 5(f)(viii), the person or persons in whose name or names any certificate or certificates for Common Stock are issuable upon such conversion shall be deemed to have become the holder or holders of record of such Common Stock immediately prior to the close of business on the Series D Conversion Date. Subject to the provisions of Section 5(f)(viii), as promptly as practicable (and in any event within two business days) after the presentation and surrender for conversion, as herein provided, of any certificate or certificates for shares of Series D Preferred, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion. In case any certificate or certificates for shares of Series D Preferred are surrendered for conversion of less than all the shares of Series D Preferred represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series D Preferred represented by such surrendered certificate or certificates that are not converted. The issuance of certificates for Common Stock issuable upon the conversion of shares of Series D Preferred, and the issuance of certificates representing shares of Series D Preferred not converted as described above, shall be at the Corporation's expense and without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Series D Preferred and the Corporation is not required to issue or deliver any such certificate unless and until the person requesting the issue thereof has paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                  (d) NO ADJUSTMENT FOR DIVIDENDS. With respect to any conversion of shares of Series D Preferred into Common Stock pursuant to this
Section 5, no adjustment shall be made for dividends declared but as yet unpaid on the shares of Common Stock issuable upon conversion of Series D Preferred as of any record date prior to the Series D Conversion Date; provided that upon the conversion of such shares of Series D Preferred, the dividend declared but as yet unpaid on the shares of Series D Preferred shall be payable on the Common Stock issued upon such conversion as if such Common Stock were outstanding as of the record date for the determination of holders entitled to receive said dividend.

                  (e) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued in connection with the exercise of any conversion right under this Section 5, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor based on the Series D Conversion Price on the Series D Conversion Date as reasonably determined in good faith by the Board.

                  (f) CONVERSION PRICE ADJUSTMENTS. The Series D Conversion Price shall be subject to adjustment from time to time as follows:

                  (i) COMMON STOCK ISSUED AT LESS THAN CONVERSION PRICE. If within 48 months of the issuance of shares of Series D Preferred the Corporation issues or is deemed to have issued any Common Stock or options to acquire Common Stock or securities convertible into or exercisable for Common Stock other than Series D Excluded Shares (as defined in subsection
                  (iii)) without consideration or for a consideration per share less than the Series D Conversion Price in effect immediately prior to such issuance (the "Additional Common Shares"), the Series D Conversion Price in effect immediately following each such issuance shall be reduced, concurrently with such issuance, to a price (calculated to the nearest tenth of a cent) determined by using the following formula:

                                            NCP =  (CP X S) + (P X NS)
                                                    ------------------
                                                          S + NS

                           where

                           NCP  =   Series D Conversion Price following issuance
                                    of Additional

                                    Common Shares

                           CP   =   Series D Conversion Price prior to issuance
                                    of Additional Common Shares

                           S    =   number of shares of Common Stock outstanding
                                    (counting as outstanding Common Stock
                                    issuable upon conversion of convertible
                                    preferred securities and upon exercise of options and warrants outstanding at the time) prior to issuance of Additional Common
                                    Shares

                           P    =   price per share of Additional Common Shares

                           NS   =   number of Additional Common Shares issued.


                  (ii) For the purposes of any adjustment of the Series D Conversion Price pursuant to Section 5(f)(i), the following provisions apply:

                           (A) CASH. In the case of the issuance of Common Stock for cash, the amount of the consideration deemed to be received by the Corporation shall be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (B) CONSIDERATION OTHER THAN CASH. In the case of the issuance of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash will be deemed to be the fair value thereof (as determined in good faith by the Board, whose determination will be conclusive to the extent reasonable), irrespective of any accounting treatment; provided that such fair value as determined by the Board shall not exceed the aggregate Current Market Price (as defined in Section D(5)(g)) of the Common Stock being issued as of the date the Board authorizes the issuance of such Common Stock.

                           (C) OPTIONS AND CONVERTIBLE SECURITIES. In the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) other than Series D Excluded Shares (as defined in Section 5(f)(iii)),
                           (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable);

                                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or other rights are issued and for a consideration equal to the minimum consideration (determined in the manner provided in Sections 5(f)(ii)(A) and (B)), if any, received or receivable by the Corporation upon the exercise of such options, warrants or other rights;

                                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities are issued or such options, warrants or other rights are issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or other rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or other rights (the consideration in each case to be determined in the manner provided in Sections 5(f)(ii)(A) and (B));

                                    (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or other rights or conversion of or exchange of such convertible or exchangeable securities, or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including a change resulting from any subdivision, split-up, combination or reclassification thereof, the Series D Conversion Price as then in effect shall forthwith be readjusted to such Series D Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights not exercised becoming exercisable prior to such change, or securities not converted or exchanged becoming convertible or exchangeable prior to such change, upon the basis of such change;

                                    (4) on the expiration or cancellation of any such options, warrants or other rights or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Series D Conversion Price has been adjusted upon such becoming exercisable, convertible or exchangeable, such Series D Conversion Price will forthwith be readjusted to such Series D Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights or securities being on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                                    (5) if the Series D Conversion Price has been adjusted upon such options, warrants or other rights being issued or such convertible or exchangeable securities being issued subject to Section 5(f)(ii)(C)(3), no further adjustment of the Series D Conversion Price shall be made for the actual issuance of Common Stock upon the issuance thereof.

                  (iii) EXCLUDED SHARES. "Series D Excluded Shares" means Common Stock issued or reserved for issuance by the Corporation: (a) upon conversion of Series B Preferred Stock, Series C Preferred or Series D Preferred, or either of or both the Elan Notes; (b) in connection with stock dividends, splits, combinations and similar events; (c) in connection with any corporate partnering or strategic relationship, not to exceed on a cumulative basis the number of shares that represents 20% of the fully-diluted outstanding capital stock of the Corporation as of the date of filing of this Certificate; provided in each such case the consideration per share of such Common Stock or Preferred Stock is at least $8.00; (d) in connection with grants of shares of capital stock (or options) to employees, officers, directors and consultants of the Corporation pursuant to the Corporation's stock purchase or stock option plans approved by the Board, in an amount up to 1,992,500 shares; (e) in connection with acquisition transactions, not to exceed on a cumulative basis the number of shares that represents 20% of the fully-diluted outstanding capital stock of the Corporation as of the date of filing of this Certificate; provided that the consideration per share of such Common Stock or Preferred Stock is at least $8.00; and
                  (f) upon the exercise of any warrants outstanding, warrants issued in connection with the sale of the Series D Preferred and up to a maximum grant of warrants to purchase up to 25,000 shares of capital stock of the Corporation issued during any 12-month period (with the first such period to commence upon the filing of this Certificate and with any unused portion thereof to carry forward into any subsequent period or periods), with an exercise price not less than fair market value of the Common Stock reasonably determined by the Board.

                  (iv) STOCK DIVIDENDS/STOCK SPLITS, ETC. If the number of shares of Common Stock outstanding at any time after the date of issuance of the shares of Series D Preferred is increased by a stock dividend payable in Common Stock or by a subdivision or split-up of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Series D Conversion Price shall be appropriately adjusted so that the holder of any shares of Series D Preferred thereafter converted are entitled to receive the number of shares of Common Stock of the Corporation that such holder would have owned immediately following such action had such shares of Series D Preferred been converted immediately prior thereto.

                  (v) COMBINATION OF SHARES. If the number of shares of Common Stock outstanding at any time after the date of issuance of the shares of Series D Preferred is decreased by a combination of the outstanding shares of Common Stock, then immediately after the effective date of such combination, the Series D Conversion Price shall be appropriately increased so that the holder of any shares of Series D Preferred thereafter converted are entitled to receive the number of shares of Common Stock of the Corporation that such holder would have owned immediately following such action had such shares of Series D Preferred been converted immediately prior thereto.

                  (vi) REORGANIZATIONS, ETC. In the case of any capital reorganization of the Corporation, any reclassification of Common Stock, the consolidation of the Corporation with or the merger of the Corporation with or into any other entity (other than a reorganization or merger solely for the purpose of changing the state of incorporation of the Corporation or with another entity in which the Corporation is the acquiring and surviving entity and that does not result in any reclassification or change of the Common Stock) or the sale, lease or other transfer of all or substantially all the assets of the Corporation to any other person or entity, each share of Series D Preferred shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of capital stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease, or other transfer) upon conversion of such shares of Series D Preferred would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series D Preferred shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of capital stock or other securities or property thereafter deliverable on the conversion of Series D Preferred. The subdivision or combination of Common Stock issuable upon conversion of Series D Preferred at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this
                  Section 5(f)(vi). The provisions of this Section 5(f)(vi) shall similarly attach to successive reclassifications, reorganizations, changes, and conversions.

                  (vii) EVIDENCES OF INDEBTEDNESS OR ASSETS. If the Corporation declares a distribution payable in securities, evidences of indebtedness, assets or property (excluding dividends payable solely in Common Stock) then, in each such case, each holder of Series D Preferred shall be entitled to receive a proportionate share of any such distribution as if it had converted into the number of shares of Common Stock of the Corporation into which its Series D Preferred would have been convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                  (viii) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENT. All calculations under this Section 5(f) shall be made to the nearest cent or the nearest 1/100th of a share; provided that no adjustment in the Series D Conversion Price shall be made if the amount of such adjustment would be less than $0.01 and provided further that any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of, and together with, any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, aggregates $0.01 or more.

                  (ix) TIMING OF ISSUANCE OF ADDITIONAL COMMON SHARES UPON CERTAIN ADJUSTMENTS. If this Section 5(f) requires that an adjustment shall become effective immediately after the record date for an event with respect to the holder of any Series D Preferred converted after such record date and before the occurrence of such event, the Corporation may defer until the occurrence of such event issuing to such holders the additional shares of Common Stock (or indebtedness or assets as the case may be) issuable (or distributable) upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock (or indebtedness or assets as the case may be) issuable (or distributable) upon such conversion before giving effect to such adjustment; provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (or indebtedness or assets as the case may be) upon the occurrence of the event requiring such adjustment.

                  (x) APPLICABLE ADJUSTMENT. If more than one provision of this
                  Section 5(f) requires an adjustment to the Series D Conversion Price for Series D Preferred and if the transaction in question can properly be treated as involving successive events each requiring such an adjustment, then all such adjustments shall be made successively and if they cannot be so treated the applicable adjustment shall be the largest adjustment lowering the Series D Conversion Price resulting from the application of any appropriate provision of this
                  Section 5(f) to such event.

                  (g) STATEMENT REGARDING ADJUSTMENTS. Whenever the Series D Conversion Price is adjusted as herein provided, the Corporation shall prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment and the method by which such adjustment was calculated. Such certificate shall be signed by its chief financial officer and shall, as soon as practicable, be delivered to the holders of record of Series

D Preferred (such delivered certificate shall constitute notice), filed at the principal office of the Corporation and, if applicable, filed at the office of the transfer agent or agents for the Series D Preferred. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5(i).

                  (h) CANCELLATION. All shares of Series D Preferred surrendered for conversion as herein provided in this Section 5 shall no longer be deemed to be outstanding and all rights with respect to such Series D Preferred, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate, except only the right of the holders thereof to receive Common Stock or other assets or property in exchange therefor.

                  (i) NOTICE TO HOLDERS. In the event that:

                  (i) the Corporation takes action to make any distribution or dividend to the holders of any class of its capital stock;

                  (ii) the Corporation takes action to offer for subscription pro rata to the holders of any class of its capital stock securities of any kind;

                  (iii) the Corporation takes action to accomplish any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all the assets of the Corporation; or

                  (iv) the Corporation takes action looking to a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

then the Corporation shall (a) in case of such distribution, dividend or offering of subscription rights, at least ten days prior to the date or expected date on which the books of the Corporation are closed or a record has been taken for the determination of holders entitled to such distribution or subscription rights, and (b) in the case of any reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, at least ten days prior to the date or expected date when the same takes place, cause written notice thereof to be mailed to each holder of Series D Preferred at such holder's address as shown on the books of the Corporation. The notice to be given in accordance with this Section 5(i) shall also specify (x) the date or expected date on which the holders of any class of the Corporation's capital stock are entitled thereto, and (y) the date or expected date on which the holders of any class of the Corporation's capital stock are entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, as the case may be.

                  (j) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Stock, for the purpose of effecting the conversion of Series D Preferred, the full number of shares of Common Stock then deliverable upon the conversion of all Series D Preferred then outstanding.

                  (k) RECLASSIFICATION OF COMMON STOCK. For the purposes of this
Section 5, the term "Common Stock" means (i) the class of stock designated as the Common Stock of the Corporation on the date this Certificate was filed with the Secretary of State of Delaware, and (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of Section 5(f)(vi), the holder of any Series D Preferred thereafter surrendered for conversion becomes entitled to receive any shares of the Corporation other than shares of Common Stock, then the number of such other shares so receivable upon conversion of any Series D Preferred shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in
Section 5(f)(vi), and the other provisions of this Section 5 with respect to the Common Stock will apply on like terms to any such other shares.

                  (l) APPROVALS. If any Common Stock to be reserved for the purpose of conversion of shares of Series D Preferred requires registration with or approval of any governmental authority under any federal or state law or of the Nasdaq System before such shares may be validly issued or delivered upon conversion, the Corporation shall in good faith and as expeditiously as possible secure such registration or approval, as the case may be. If, and so long as, any shares of Common Stock into which Series D Preferred are then convertible are listed on any national securities exchange, the Corporation shall, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all such Common Stock issuable upon conversion.

                  (m) TREASURY SHARES. For the purpose of this Section 5, the sale or other disposition of any Common Stock of the Corporation held in its treasury shall be deemed to be an issuance thereof.

                  (n) VALID ISSUANCE. All Common Stock that may be issued upon conversion of shares of Series D Preferred shall upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action that will cause a contrary result (including, without limitation, any action that would cause the Series D Conversion Price to be less than the par value, if any, of the Common Stock).

                  (o) QUALIFIED PRIVATE OFFERING RIGHT OF CONVERSION. If the Corporation proposes to effect a Qualified Private Offering, the holders of shares of Series D Preferred shall have the option to exchange any of or all their shares of Series D Preferred (the total consideration paid for the shares elected by any holder to be converted or exchanged being referred to as the "Series D Converted Portion") for the securities or debt proposed to be issued in connection with such Qualified Private Offering with the same powers, designations, preferences and other special rights of such proposed securities or debt being offered to such financial investor. With respect to any Series D Converted Portion of shares of Series D

Preferred, the number of shares of new equity or debt securities to be issued for any such Series D Converted Portion will be equal to the quotient obtained by dividing (x) such Series D Converted Portion by (y) the Series D Option Conversion Price (defined below). The "Series D Option Conversion Price" applicable to any Series D Converted Portion shall equal the per share issue price of the equity or debt securities issued in such Qualified Private Offering, or the initial per share conversion, exchange or exercise price, as applicable, of any securities or other rights of the Corporation convertible, exchangeable or exercisable into or for such equity or debt securities issued in such Qualified Private Offering, as applicable. The right of exchange or conversion is in addition to and not exclusive of the preemptive rights set forth in Section (6). The right of conversion or exchange granted hereunder will terminate if unexercised within 30 days after receipt of the notice described in Section (6)(b) with respect to such proposed issuance.

                  (p) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions, then the Board will make an appropriate adjustment in the number of shares of Common Stock obtainable upon conversion of Series D Preferred so as to fairly protect the rights of the holders of Series D Preferred.

         6. PREEMPTIVE RIGHTS.

                  (a) Until any time prior to the date that is 30 days following the closing of a Public Offering, the Corporation hereby grants to the holders of such Series D Preferred a right to purchase any New Securities (as defined below) that the Corporation may, from time to time, propose to issue and sell (including any New Securities proposed to be issued and sold in connection with a Qualified Private Offering). Such right shall allow the holders of shares of Series D Preferred to purchase the number of the New Securities proposed to be issued that would enable such holders to maintain their respective percentage ownership of Shares (as defined below) on a fully diluted basis taking into account all outstanding shares of Common Stock, all shares of Common Stock issuable upon conversion of outstanding shares of Series B Preferred Stock, Series C Preferred, Series D Preferred and outstanding blank check preferred stock, but not any unexercised outstanding options, warrants or other securities convertible into or exchangeable for shares of Common Stock of the Corporation ("Pro Rata Portion"). The preemptive rights granted hereunder shall terminate if unexercised within 30 days after receipt of the notice described in Section 6(b) below. "New Securities" for the purposes of this Section 6 means any capital stock of the Corporation (including treasury shares), whether now authorized or not, and all rights, options, or warrants to purchase such capital stock and securities of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock; provided that the term "New Securities" for the purposes of this Section 6 does not include (i) securities issued upon the conversion of any of the shares of Series B Preferred Stock, Series C Preferred or Series D Preferred into shares of Common Stock in accordance with this Certificate; (ii) any stock options now issued or granted or hereafter granted pursuant to a stock option plan of the Corporation in existence on the date of filing of this Certificate, and any shares of Common Stock issued upon the exercise thereof; (iii) any warrants now issued, or hereafter issued by the Corporation or any subsidiary thereof up to a maximum grant of warrants to purchase up to 25,000 shares of capital stock of the Corporation during any 12-month period (with the first such period to commence upon the filing of this Certificate and with any unused portion thereof to carry forward into any subsequent period or periods), with an exercise price not less than fair market value of the Common Stock reasonably determined by the Board, and any shares of Common Stock issued upon the exercise thereof; (iv) shares of Common Stock or other securities exercisable for, exchangeable into or convertible into shares of Common Stock issued pursuant to the Elan Notes; and (v) shares of Common Stock issued pursuant to any stock split or stock dividend.

                  (b) If the Corporation proposes to undertake an issuance of New Securities (including the issuance of New Securities in connection with a Qualified Private Offering), it shall promptly give the holders of record of shares of Series D Preferred written notice of its intention ("Series D New Issue Notice"), describing the class and number of New Securities it intends to issue, the purchase price therefor, the names (if known) of the investors that the Corporation proposes to issue such New Securities to and the terms upon which the Corporation proposes to issue the same. The holders of shares of Series D Preferred shall have 30 days from the date the Series D New Issue Notice is received by it to determine whether to purchase all or any part of its Pro Rata Portion of such New Securities for the purchase price and upon the terms specified in the Series D New Issue Notice by giving written notice to the Corporation, stating thereon the quantity of New Securities to be purchased, and in the case of a Qualified Private Offering, the quantity of shares of Series D Preferred that such holder is electing to convert or exchange into the proposed New Securities; provided that such holders shall not have the right pursuant to this Certificate to participate in a public offering of New Securities if such holders are not eligible to so participate under Securities and Exchange Commission laws, rules, regulations and interpretations then in effect or administered (collectively, "SEC Law") or counsel to the Corporation advises that such participation would present a material risk of violating SEC Law.

                  (c) Upon the issuance of New Securities, the holders of shares of Series D Preferred shall have a right of over-subscription such that if any of such holders fails to purchase its Pro Rata Portion, the other holders of shares of Series D Preferred shall, among them, have the right to purchase up to the balance of the New Securities not so purchased. Such right of over-subscription may be exercised by a holder of shares of Series D Preferred by such holder specifying in the Series D New Issue Notice its intent to purchase more than its Pro Rata Portion; provided that if as a result the portion of New Securities available for purchase hereunder is oversubscribed, the oversubscribing holders of shares Series D Preferred shall be cut back with respect to their over-subscriptions on a pro rata basis in accordance with their respective Pro Rata Portions or as they may otherwise agree among themselves.

                  G. UNDESIGNATED PREFERRED STOCK

                  The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

                                    ARTICLE V

                               STOCKHOLDER ACTION

         1. ACTION WITHOUT MEETING. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

         2. SPECIAL MEETINGS. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.


                                   ARTICLE VI

                                    DIRECTORS

         1. GENERAL. The business and affairs of the Corporation shall be managed by or under the direction of the Board except as otherwise provided herein or required by law.

         2. ELECTION OF DIRECTORS. Election of Directors need not be by written ballot unless the By-laws shall so provide.

         3. NUMBER OF DIRECTORS; TERM OF OFFICE. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. The Directors, other than the Directors who may be elected by the holders of a class of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Directors of the Corporation shall be Mark Lampert and Daniel Van Riper; the intial Class II Directors of the Corporation shall be Zola Horovitz and Bernard Beer; and the initial Class III Directors of the Corporation shall be Arnold Lippa and Patrick Ashe. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2003, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2004, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2005. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

         Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series or class of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

         4. VACANCIES. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors and to fill vacancies in the Board relating thereto, any and all vacancies in the Board, however occurring, including, without limitation, by reason of an increase in size of the Board, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; PROVIDED, HOWEVER, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

         5. REMOVAL. Subject to the rights, if any, of any series or class of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board) may be removed from office
(i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.


                                   ARTICLE VII

                             LIMITATION OF LIABILITY

         A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.


                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

         1. AMENDMENT BY DIRECTORS. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board by the affirmative vote of a majority of the Directors then in office.

         2. AMENDMENT BY STOCKHOLDERS. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; PROVIDED, HOWEVER, that if the Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.


                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; PROVIDED, HOWEVER, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate.

                                  [End of Text]


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         THIS THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is
executed as of this ____ day of __________, ____.


                                               DOV PHARMACEUTICAL, INC.


                                               By:
                                                  ------------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------